              As filed with the Securities and Exchange Commission
                                on March 5, 1997

                                                      Registration No. 33-85466




                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               BAY NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                                 04-2916246
  --------------------------------------      -------------------------------------
        (State or other jurisdiction          (I.R.S. employer identification no.)
     of incorporation or organization)

                           4401 Great America Parkway
                         Santa Clara, California 95054
              (Address of principal executive offices)  (Zip code)


                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 David J. Rynne
              Executive Vice President and Chief Financial Officer
                               Bay Networks, Inc.
                           4401 Great America Parkway
                         Santa Clara, California 95054
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 988-2400





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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 In this Post-Effective Amendment No. 1 to the registration statement on Form S-8, File No. 33-85466, Bay Networks, Inc. (the "Company") hereby amends Item 4 of said registration statement on Form S-8 in its entirety to read as follows:

         "Item 4.         Description of Securities

                          "Not applicable. With respect to securities to be offered to employees of the Company or Bay Networks Israel (1996) Ltd., a subsidiary corporation of the Company, which are subject to the securities laws of the State of Israel, the following legend shall apply:

                          THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED BAY NETWORKS, INC. AND BAY NETWORKS ISRAEL
                          (1996) LTD. FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH REGARD TO THIS FORM S-8.
                          NOTHING IN THE EXEMPTION GRANTED SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS FORM S-8 OR AS AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY."


                                   SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 4, 1997.

         Bay Networks, Inc.


                 /s/ David J. Rynne
         By:     -------------------------------------
                 David J. Rynne, Executive Vice
                 President and Chief Financial Officer





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed by the following persons in the capacities indicated on March 4, 1997.



Signature                 Title

/s/ David L. House
---------------------
David L. House            President, Chief Executive Officer and
                          Chairman of the Board of Directors (Principal
                          Executive Officer)


---------------------
Ronald V. Schmidt         Executive Vice President, Chief Technology
                          Officer and Director

/s/ David J. Rynne
---------------------
David J. Rynne            Executive Vice President and Chief Financial
                          Officer (Principal Financial and Accounting
                          Officer)
* Arthur Carr
---------------------
Arthur Carr               Director


* Shelby H. Carter, Jr.
-----------------------
Shelby H. Carter, Jr.     Director



---------------------
Kathleen Ann Cote         Director


* John S. Lewis
---------------------
John S. Lewis             Director


* Andrew K. Ludwick
---------------------
Andrew K. Ludwick         Director


* Benjamin F. Robelen
---------------------
Benjamin F. Robelen       Director


* Paul J. Severino
---------------------
Paul J. Severino          Director





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* By: /s/ Montgomery Kersten
      ------------------------
      Montgomery Kersten
      (Attorney-in-Fact)










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